SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 30, 2003


                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                 0-240468                 68-0195770
          --------                 --------                 ----------
(State or other jurisdiction      (Commission            (I.R.S. Employer
    of incorporation or           File Number)          Identification No.)
        organization)


                       629 J Street, Sacramento, CA 95814
                                 (916) 231-0400
                                 --------------
          (Address and telephone number of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure

     The Company wishes to announce that effective July 1, 2003, the Board of Directors has appointed Mr. Alan Baron as Chairman of the Board of Directors and Mr. Mark Rieger as a director and the Company's Chief Executive Officer.

     Mr. Alan Baron currently serves as General Partner of Decameron Partners.

     Prior to Mr. Mark Rieger's appointment as Chief Executive Officer, he served as Vice President of Plan Purchasing for the Company.

     Mr. Baron replaces Mr. James W. Cameron, Jr. who resigned as a member of the Board of Directors and Chief Financial Officer of the Company effective June 30, 2003. Mr. Rieger replaces Mr. Jeff McCormick who resigned as Chief Executive Officer effective July 1, 2003. Mr. McCormick, however, continues to serve as a member of the Board of Directors. The Company will actively search for a new Chief Financial Officer.

     Currently, the Company's revenues are not meeting its expectations. As a result, the Company is experiencing substantial cash shortages. The Company has taken steps to reduce its expenses in an effort to improve its financial condition. Such steps include the reduction in number of the Company's employees from 98 employees as of December 31, 2002 to 29 employees. In addition, the Company intends to seek additional capital for its operations and in order to improve its financial condition and provide short-term working capital.

     Neither the resignation of Messrs. Cameron or McCormick involved any disagreement with the Company on any matter relating to the Company's operations, policies or practices, and they have not requested that any matter be disclosed.

                                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Alternative Technology Resources, Inc.,
                                         a Delaware Corporation



Dated: July 3, 2003                      /s/Edward L. Lammerding
                                         ---------------------------------------
                                         Edward L. Lammerding
                                         Secretary